February 13, 2003



Northern Trust Investments, Inc.
Attn: James D. Grassi, Esq.
50 South La Salle Street
Chicago, IL  60675

            Re: Sub-Advisory Agreement between Scout Investment Advisors, Inc. (formerly UMB Bank, n.a.) and Northern Trust Investments, Inc. (formerly Northern Trust Quantitative Advisors, Inc.)

Dear Mr. Grassi:

On April 28, 2000, UMB Bank, n.a. ("UMB"), in its capacity as Manager of the UMB Scout Equity Index Fund ("the Fund"), a series of the UMB Scout Funds, and Northern Trust Quantitative Advisors, Inc. ("Northern") executed a Sub-Advisory Agreement whereby UMB hired Northern to provide certain research and advisory services in connection with the Fund. Under its terms, the Sub-Advisory Agreement was to run concurrently with the Management Agreement dated April 28, 2000, between UMB and the UMB Scout Funds, with an initial term of two years.

On April 25, 2001, the board of the UMB Scout Funds approved a new Management Agreement between Scout Investment Advisors, Inc. ("SIA"), a subsidiary of UMB, and the UMB Scout Funds (the "Management Agreement"). The initial term of the Management Agreement is a two year period expiring on May 12, 2003, subject to annual renewal thereafter by a vote of the board of the UMB Scout Funds. On February 11, 2003, the board of the UMB Scout Funds approved the continuation of the Management Agreement through March 31, 2004.

On April 25, 2001, the board of the UMB Scout Funds also approved a Sub-Advisory Agreement between SIA and Northern. Although the April 25, 2001, resolutions did not specifically address the term of the Sub-Advisory Agreement, the form of the Management Agreement as well as the form of the original Sub-Advisory Agreement make clear that the new Sub-Advisory Agreement is to run concurrently with the Management Agreement and have an initial term of two years. Pursuant to the resolutions of the board, UMB transferred the management of the UMB Scout Funds to SIA effective May 12, 2001. On February 11, 2003, the board of the UMB Scout Funds approved the continuation of the Sub-Advisory Agreement through March 31, 2004.

In order to document the new Sub-Advisory Agreement, UMB, SIA and Northern signed a letter agreement dated November 21, 2001, acknowledging the transfer of the Sub-Advisory Agreement from UMB to SIA.

SIA requests that Northern sign this letter as an acknowledgement that the Sub-Advisory Agreement runs concurrently with the Management Agreement between SIA and the UMB Scout Funds, with an initial two year term expiring on May 12, 2003, an extended term expiring March 31, 2004, and subject to renewal thereafter if approved by the Board of Trustees of the Trust or by a vote of the majority of the outstanding voting securities of the Fund.

In addition, by signing this letter, the parties also confirm their mutual understanding that the requirement that Northern attend a minimum of two meetings of the Board of Trustees per year, as stated in section 4.1 of the Sub-Advisory Agreement, may be satisfied by attendance via teleconference.

Other than as set forth above and in the letter of understanding dated November 21, 2001, the remaining terms of the Sub-Advisory Agreement dated April 28, 2000, including but not limited to the termination provisions, are hereby reconfirmed in their entirety.


                                     SCOUT INVESTMENT ADVISORS, INC.

                                       By:   /s/ William B. Greiner
                                             -----------------------------------

                                     Name:   William B. Greiner
                                             -----------------------------------

                                     Title:  Chairman
                                             -----------------------------------

                                     NORTHERN TRUST INVESTMENTS, INC.

                                       By:   /s/ Judy Bednar
                                             -----------------------------------

                                      Name:  Judy Bednar
                                             -----------------------------------

                                     Title:  Senior Vice President
                                             -----------------------------------